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                                      EXHIBIT 21



                              SUBSIDIARIES OF REGISTRANT


              Name                                      State of Incorporation
------------------------------------------            --------------------------
 Westland Associates, Inc.                             California
 Global Telecommunications Systems, Ltd.               N/A - Limited Partnership
 Westminster Finance, Inc.                             California